EXHIBIT 16.1
Deloitte & Touche LLP
Two World Financial Center
New York, NY 10281-1414
USA
Tel: +1 (212) 436-2000
Fax: +1 (212) 436-5000
www.deloitte.com
December 1, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Dear Sirs/Madams:
We have read Item 4.01 of SPDR Gold Trust’s Form 8-K dated November 29, 2010, and have the following comments:
1.	We agree with the statements made in Item 4.01(a).

2.	We have no basis on which to agree or disagree with the statements made in Item 4.01(b).
Yours truly,
Member of
Deloitte Touche Tohmatsu